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                                                                    EXHIBIT 21.1

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Name of                                            Jurisdiction of
Subsidiary                                         Incorporation
----------                                         ---------------
Actar Airforce, Inc.                               Canada

Breas Medical AB                                   Sweden

Marquest Medical Products, Inc.                    Colorado

Sleep Services of America, Inc.                    Pennsylvania
   (formerly, National Sleep Technologies, Inc.)

Stelex--The Validation Group, Inc.                 Pennsylvania
   (formerly, The Validation Group, Inc.)

Thomas Medical Products, Inc.                      Pennsylvania

Vital Pharma, Inc.                                 Florida

Vital Signs California, Inc.                       California

Vital Signs Limited                                United Kingdom

Vital Signs MN, Inc.                               Minnesota

Vital Signs Export, Inc.                           Barbados
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